UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
BIGBEAR.AI HOLDINGS, INC.
(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒ No fee required.
☐ Fee paid previously with preliminary materials.
☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Dear Fellow Stockholders,
We are pleased to invite you to attend the first Annual Meeting of Stockholders of BigBear.ai Holdings, Inc. (“BigBear,” the “Company,” “we,” “us,” or, when used in the possessive form, “our”) to be held on Tuesday, June 21, 2022, at 3:00 p.m. Eastern Time (the “Annual Meeting”).
This year’s Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of the attendees (employees, stockholders and the general public) is our top priority. In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable. You will be able to attend the meeting online by visiting
https://www.cstproxy.com/bigbearai/2022. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.to elect four nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors (the “Board”) has set the record date as June 3, 2022. Only stockholders that owned shares of the Company’s common stock at the close of business on that day are entitled to notice of and may vote at the meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.
Sincerely,
Peter Cannito
Chair of the Board

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NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
The 2022 annual meeting of stockholders of BigBear.ai Holdings, Inc. will be held via the internet at https://www.cstproxy.com/bigbearai/2022 on Tuesday, June 21, 2022, at 3:00 p.m. Eastern Time for the following purposes:
1.to elect four nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.to transact other business as may properly come before the meeting or any adjournment or postponement thereof.
Stockholders of record as of the close of business on June 3, 2022 are entitled to vote. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to June, 21, 2022, at 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046 and, on the date of the meeting, on the virtual platform for the Annual Meeting at https://www.cstproxy.com/bigbearai/2022.
The proxy statement is first being delivered to the Company’s stockholders as of the record date on or about May 12, 2022.
By Order of the Board of Directors,
/s/ Carolyn Blankenship
Carolyn Blankenship
General Counsel and Secretary

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COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: Why did I receive these materials?
The Board is soliciting your proxy to vote at our 2022 Annual Meeting of Stockholders (“Annual Meeting”) or at any adjournment or postponement thereof. Stockholders who own shares of our common stock as of the record date, June 3, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.
Householding. The Securities and Exchange Commission (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of annual meeting materials. To take advantage of this opportunity, we have summarized on one set of annual meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the annual meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the annual meeting materials, please contact the company by mail to BigBear.ai Holdings, Inc., 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attn: General Counsel and Secretary. A number of brokerage firms have instituted householding and have their own procedures for stockholders who wish to receive individual copies of the proxy materials.
Q: Who will be entitled to vote?
Stockholders who own shares of our common stock as of the Record Date, are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 126,263,451 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.
Q: What will I be voting on?
You will be voting on:
1.the election of Sean Battle, Paul Fulchino, Dorothy D. Hayes and Raanan I. Horowitz as Class I directors to serve on the Board until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified;
2.the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and
3.any other business as may properly come before the meeting or any adjournment or postponement thereof.
Q: How does the Board recommend I vote on these matters?
The Board recommends you vote:
1.FOR the election of Sean Battle, Paul Fulchino, Dorothy D. Hayes and Raanan I. Horowitz as Class I directors; and

2.FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022.
Q: How do I cast my vote?
Beneficial Stockholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting at https://www.cstproxy.com/bigbearai/2022. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:
1.By Internet: You can vote over the Internet at www.cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
2.By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Proxies submitted via the Internet must be received by 11:59 p.m., Eastern Time, on June 20, 2022.
Q: Can I access the proxy materials electronically?
Yes. Our proxy materials are available at www.cstproxyvote.com. In addition, instead of receiving future copies of our proxy statement and annual report by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.cstproxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.
Q: How may I change or revoke my proxy?
Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.
Registered Stockholders. Registered stockholders may change a properly executed proxy at any time before its exercise:
1.via the Internet at www.cstproxyvote.com;
2.by signing and returning a new proxy card; or
3.by voting at the virtual Annual Meeting.

Q: How can I attend and participate in the virtual Annual Meeting?
The Annual Meeting is being held as a virtual only meeting this year.
If you are a stockholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.cstproxy.com/bigbearai/2022 and entering your 16-digit control number. This number is included in your proxy card.
If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions or comments that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at https://www.cstproxy.com/bigbearai/2022 for at least one year.
If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote during the meeting.
Q: What if I run into technical issues while trying to access the Annual Meeting?
The virtual meeting platform is supported across browsers and devices running the most updated version of applicable software and plug-ins. Participants should give themselves plenty of time to log in and ensure they have a strong internet connection and can hear streaming audio prior to the start of the Annual Meeting.
If you encounter technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the meeting website. Technical support will be available starting at 9:45 a.m. Eastern Time through the end of the Annual Meeting.
Q: Why is the Annual Meeting virtual only?
In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (employees, directors, stockholders and the general public). We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world.
Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?
PROPOSAL 1 - ELECTION OF DIRECTORS
A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

PROPOSAL 2 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The affirmative vote of a majority of the voting power of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve Proposal 2 - Ratification of Independent Registered Public Accounting Firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. There will be no broker non-votes with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2022.
Q: When will the results of the vote be announced?
The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2023 Annual Meeting of Stockholders?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Stockholders to be held in 2023, must be received by the Company’s Secretary at our principal executive offices at 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046 no later than the close of business on January 12, 2023. Stockholders wishing to make a director nomination or bring a proposal before the 2023 Annual Meeting of Stockholders (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on March 23, 2023 and not earlier than the close of business on February 21, 2023, assuming the Company does not change the date of the 2023 Annual Meeting of Stockholders by more than 30 days before or more than 70 days after the anniversary of the 2022 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices.
To comply with the universal proxy rules (once applicable), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 21, 2023.
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
On December 7, 2021, we consummated the business combination (the “Business Combination”) contemplated by that certain Agreement and Plan of Merger, dated as of June 4, 2021 (as amended on August 6, 2021 and November 29, 2021 and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among GigCapital4, Inc., a Delaware corporation (“GigCapital4”), GigCapital4 Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of GigCapital4 (“Merger Sub”), BigBear.ai Holdings, LLC, a Delaware limited liability company, and BBAI Ultimate Holdings, LLC, a Delaware limited liability company (“Ultimate”), whereby (a) Merger Sub merged with and into BigBear.ai Holdings, LLC (the “First Merger”), with BigBear.ai Holdings, LLC as the surviving company in the First Merger and as a wholly owned subsidiary of GigCapital4, and, immediately after the First Merger, (b) BigBear.ai Holdings, LLC merged with and into GigCapital4 (the “Second Merger,” and together with the First Merger, the “Mergers”), with GigCapital4 as the surviving entity in the Second Merger. In connection with the closing of the Business

Combination, on December 7, 2021, GigCapital4 changed its name from GigCapital4, Inc. to BigBear.ai Holdings, Inc.
Our business and affairs are managed under the direction of our Board, which is composed of eleven directors. Our Certificate of Incorporation (“Charter”) provides that the authorized number of directors may be changed only by approval of 66 2/3% of the directors present at a meeting at which a quorum is present. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each Annual Meeting of Stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the director class, name, age as of May 12, 2022, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Sean Battle	I	52	Director	2021	2022	2025
Paul Fulchino	I	75	Director	2021	2022	2025
Dorothy D. Hayes	I	71	Director	2021	2022	2025
Raanan I. Horowitz	I	61	Director	2021	2022	2025
Pamela Braden	II	64	Director	2021	2023
Dr. Louis R. Brothers	II	62	Chief Executive Officer, Director	2021	2023
Dr. Raluca Dinu	II	48	Director	2021	2023
Dr. Avi Katz	II	64	Director	2021	2023
Peter Cannito	III	49	Chairman of the Board	2021	2024
Jeffrey Hart	III	32	Director	2021	2024
Kirk Konert	III	35	Director	2021	2024

The Board believes that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, our Board seeks to, as a whole, be competent in key corporate disciplines, including risk management, crisis management, leadership, regulatory issues, reputational issues, accounting and financial acumen, business judgment, governance, social responsibility, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in aerospace and space infrastructure. The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating and Corporate

Governance Committee will consider individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. Currently, of the eleven directors on our Board, three are women and two are racially/ethnically diverse. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.
The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Conduct and Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and the regulatory and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its stockholders, and guide the long-term sustainable, dependable performance of the Company.
Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Investor Rights Agreement (as defined and discussed below), our Class I directors will serve until this Annual Meeting, our Class II directors will serve until the Annual Meeting of Stockholders to be held in 2023, and our Class III directors will serve until the Annual Meeting of Stockholders to be held in 2024. In addition, our Charter provides that at any time when Partners and their Permitted Transferees (each as defined in that certain Investor Rights Agreement, dated as of June 4, 2021, as amended on December 6, 2021, by and among the GigCapital4, Inc. a Delaware corporation and predecessor to the Corporation, the Partners, GigAcquisitions4, LLC, a Delaware limited liability company (“Sponsor”), and any other parties thereto from time to time (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Investor Rights Agreement”)), beneficially owns, in the aggregate, less than 50% in voting power of the stock entitled to vote generally in the election of the directors, directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class. However, in any other circumstances our directors may be removed with or without cause by the affirmative vote of a majority in voting power of all outstanding shares of stock entitled to vote thereon, voting together in a single class.

Investor Rights Agreement
Pursuant to the Investor Rights Agreement, BigBear filed a shelf prospectus within 45 days of the Closing in respect of all registrable securities under the Investor Rights Agreement. Pursuant to the Investor Rights Agreement, certain parties are entitled to customary piggyback rights on registered offerings of equity securities of BigBear and certain other registration rights, including unlimited shelf take-downs and, in the case of BBAI Ultimate Holdings, LLC, a Delaware limited liability company formerly known as PCISM Ultimate Holdings, LLC and, prior to the Business Combination, the sole equity holder of BigBear.ai Holdings, LLC (“Ultimate”), together with any of its permitted transferees that have executed a joinder to the Investor Rights Agreement (collectively, the “Partner”), demand registration rights following the expiration of the Lock-Up Period (as defined below). Any underwritten offering of BigBear’s equity securities will be subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, BigBear has agreed to cooperate and use commercially reasonable efforts to consummate the applicable registered offerings initiated by the parties and will pay the fees and expenses of such offerings (including reasonable and documented fees of one counsel for the parties participating in such offering).
The Investor Rights Agreement replaced and by its terms, at the Closing, terminated the Registration Rights Agreement, dated as of February 8, 2021, by and among GigCapital4, the Sponsor, Nomura Securities International, Inc. and Oppenheimer & Co. Inc. (the “Initial Stockholders”), and Dorothy D. Hayes and Brad Weightman (the “Insiders”).
Stockholder Recommendations for Director Nominees
The Nominating and Corporate Governance Committee will consider stockholder nominations for membership on the Board. For the 2023 Annual Meeting of Stockholders, nominations may be submitted to 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046, Attention: General Counsel and Secretary, and such nominations will then be forwarded to the Chair of the Nominating and Corporate Governance Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on March 23, 2023 and not earlier than the close of business on February 21, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws. To comply with the universal proxy rules (once applicable), stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 22, 2023.
When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will identify the desired skills and experience of a new director and will nominate individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates will then be evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter, and the same process will be used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age*	Position	Director Since	Year Current Term Expires	Year Term Expires For Which Nominated
Sean Battle	I	52	Director	2021	2022	2025
Paul Fulchino	I	75	Director	2021	2022	2025
Dorothy D. Hayes	I	71	Director	2021	2022	2025
Raanan I. Horowitz	I	61	Director	2021	2022	2025

* Ages as of May 12, 2022.
Each nominee was recommended for re-election by the Nominating and Corporate Governance Committee for consideration by the Board and our stockholders. If, before the Annual Meeting, any nominee becomes unable to serve or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.
Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting
Sean Battle.  Mr. Battle has served as Vice-Chairman of BigBear since December 2020. Mr. Battle serves as a member of our Board and is our former Chief Strategy Officer. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was Co-Founder and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the Mid-Atlantic and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA). We believe that Mr. Battle is qualified to serve on our Board because of his extensive technology and data analytics experience, particularly working with various defense and intelligence agencies within the U.S. government.
Paul Fulchino. Mr. Fulchino serves as a member of our Board. Mr. Fulchino has served as Operating Partner of AE Industrial Partners, LLC since June 2015. In addition, Mr. Fulchino has been the Chairman of AEI HorizonX Ventures since 2019, where he serves on the Executive Committee and the M&A Committee. Mr. Fulchino provides the Board with executive leadership and experience, strategic thinking and extensive knowledge and expertise regarding the commercial aviation industry, the Company’s customers and supply base, compensation and human resource matters, and mergers and acquisitions. Mr. Fulchino also brings to the Board experience as a public company director, assisting both Spirit AeroSystems Holdings (currently, since 2006) and Wesco Aircraft Holdings (previously, from 2008 to 2020) in that role. Prior to his current role, Mr. Fulchino served as a Senior Advisor to Boeing from April 2010 until December 2014. Prior to that, Mr. Fulchino held executive roles, including Chief Executive Officer, at Aviall, in which period Aviall became a wholly owned subsidiary of Boeing. Mr. Fulchino was also President and Chief Operating Officer of B/E Aerospace and President and Vice Chairman of Mercer Management Consulting. Mr. Fulchino received a bachelor’s degree in Mathematics from Boston College and an M.B.A. from Columbia Business School. Mr. Fulchino also attended the United States Military Academy at West Point. We believe that Mr. Fulchino’s extensive experience in mergers and acquisitions and the commercial aviation industry, as well as his executive leadership experience qualifies him to serve as a director on our Board.
Dorothy D. Hayes. Ms. Hayes serves as a member of our Board. Ms. Hayes was previously on the board of GigCapital4, prior to its business combination with BigBear.ai. Ms. Hayes has served on the board of directors of GigCapital5 since its inception in February 2021 and GigInternational1 since its inception in March 2021 where she serves as chair of the Audit Committee for both boards. Ms. Hayes was appointed as a director of Intevac, Inc. in June 2019, where she currently serves as the Chairwoman of the Audit Committee. From 2003 until her retirement in 2008, Ms. Hayes served as Corporate Controller and Chief Accounting Officer and later as Chief Audit Executive at Intuit, a business and financial software company. From 1999 until 2003, Ms. Hayes served as Vice President, Corporate Controller and Chief Accounting Officer of Agilent Technologies, a public research, development and manufacturing company. From 1989 until 1999, Ms. Hayes served as Assistant Corporate Controller, financial executive of the Measurement Systems Organization and Chief Audit Executive of Hewlett Packard, a multinational information technology company. From 1980 until 1989, Ms. Hayes served in various management functions including Vice President, Corporate Controller of Apollo Computer, a computer hardware and software company. Ms. Hayes currently serves on the Board of Directors at First Tech Federal Credit Union, a cooperative financial institution. She previously chaired the Board of First Tech Federal Credit Union from 2016 until April 2022. Ms. Hayes previously chaired the Audit Committee of the Vantagepoint Funds, a captive mutual fund series of ICMA Retirement Corporation, and the Audit Committee for Range Fuels, a privately held biofuels company. Ms. Hayes currently serves as a board member or trustee of various non-profit and philanthropic organizations including: Encore.org, Center for Excellence in Nonprofits and the Computer History Museum. Ms. Hayes holds an M.S. in Finance from Bentley University (1987), and received both an MS in Business Administration (1976) and a B.A. in Elementary Education (1972) from the University of Massachusetts, Amherst. Ms. Hayes maintains the NACD Board Leadership Fellow credential and has been a several-time attendee at

Stanford Directors College. Ms. Hayes participates actively in Women Corporate Directors (WCD), the National Association of Corporate Directors (NACD), Financial Executives International (FEI), and the Athena Alliance. Ms. Hayes is a Senior Fellow of the American Leadership Forum—Silicon Valley, was a recipient of the YWCA TWIN award (1986) and was named to AGENDA Magazine’s Diversity 100—Top Diverse Board Candidates (2010). We believe that Ms. Hayes is qualified to serve on our Board based on her business experience and her financial expertise.
Raanan I. Horowitz. Mr. Horowitz serves as a member of our Board. Mr. Horowitz has served on the board of directors of GigInternational1 as an independent director since March 2021, and has served on its Audit Committee since March 2021. He has also served on the board of directors GigCapital5, Inc. since September 2021 and has served on its Audit Committee since September 2021. Mr. Horowitz is the President, Chief Executive Officer, and a member of the board of directors of Elbit Systems of America, LLC, a leading provider of high-performance products and systems solutions for the defense, homeland security, commercial aviation, and life sciences diagnostics markets. Mr. Horowitz was appointed to such positions in 2007. Elbit Systems of America, LLC is a wholly owned subsidiary of Elbit Systems Ltd., a global source of innovative, technology-based systems for diverse defense and commercial applications with more than 19,500 employees in 15 countries. Prior to being appointed to lead Elbit Systems of America, LLC, Mr. Horowitz served as the Executive Vice President and General Manager of EFW, Inc., a subsidiary of Elbit Systems of America, from 2003 to 2007. In 2014, 2015, 2018 and 2022, The Ethisphere Institute named Elbit Systems of America one of the “World’s Most Ethical Companies”. In addition, Mr. Horowitz is active in the A&D industry, serving on the Board of Governors of the Aerospace Industries Association since 2008, the board of directors for the National Defense Industrial Association since 2015, as a member of Business Executives for National Security since 2014, and as a member of the Wall Street Journal Chief Executive Officer Council since 2018. Previously, Mr. Horowitz served on the National Board of Directors for one of the nation’s largest volunteer health organizations, the Leukemia & Lymphoma Society, from 2009 to 2018. Mr. Horowitz earned a Master of Business Administration degree from the Seidman School of Business (1993) at Grand Valley State University in Allendale, Michigan. Mr. Horowitz was also awarded a Master of Science degree in Electrical Engineering (1991) and a Bachelor of Science degree in Mechanical Engineering (1981) from Tel-Aviv University in Israel. We believe that Mr. Horowitz is qualified to serve on our Board based on his business experience, particularly working in executive positions for technology companies providing services for the defense and homeland security industries.

Continuing Directors

Class II Directors (terms expiring in 2023)

Pamela Braden. Ms. Braden serves as a member of our Board. Ms. Braden is an Operating Partner at AE Industrial, bringing over 35 years of experience in the defense, technology and government services industries. Prior to joining AE Industrial in 2022, Ms. Braden was the Chief Executive Officer and Founder of Gryphon Technologies, an engineering services firm that became an AE Industrial portfolio company in 2018. Under Ms. Braden’s leadership and AE Industrial’s guidance, Gryphon grew to over $300 million with 1,500 engineers and technical personnel over a period of three years. The company pivoted from a privately owned engineering services firm into a leader in digital engineering, working with cyber assessment tools, migrating engineering data to the cloud, and performing predictive analytics on that data for national security organizations. Prior to Gryphon, Ms. Braden served as an executive at various government sector focused startups that ultimately grew into successful large businesses. We believe that Ms. Braden’s decades of directorial experience in the defense field qualifies her to be a director on our Board.

Dr. Louis R. Brothers. Dr. Brothers serves as a member of our Board and has been our Chief Executive Officer since June 2020. Prior to that role, Dr. Brothers was the Chief Executive Officer at NuWave Solutions from June 2020 until its merger with PCI. Dr. Brothers has also served as the Chief Technology Officer of Peraton and a principal with The Chertoff Group. From 2014 to 2017, Dr. Brothers served as Under Secretary for Science and Technology at the U.S. Department of Homeland Security (DHS), where he was responsible for a science and technology portfolio that included basic and applied research, development, demonstration, testing, and evaluation with the purpose of helping DHS operational elements and the nation’s first responders achieve their mission objectives. From 2011 to 2014, Dr. Brothers served as Deputy Assistant Secretary of Defense for Research at the Department of Defense. In this position, Dr. Brothers was responsible for policy and oversight of the Department’s science and technology programs and laboratories. Dr. Brothers has also held senior roles at the Defense Advanced Research Projects Agency, BAE Systems, Draper Laboratory, and MIT Lincoln Laboratory. Dr. Brothers received a B.S. in Electrical Engineering from Tufts University, an M.S. in Electrical Engineering from Southern Methodist University, and a Ph.D. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology. We believe that Dr. Brothers is qualified to serve on our Board based on his business experience, particularly working in executive positions for technology companies and various departments within the U.S. government providing services for the defense and homeland security industries.
Dr. Raluca Dinu. Dr. Dinu serves as a member of our Board. Dr. Dinu co-founded GigCapital4 with Dr. Avi Katz, and served as a member of the board of directors, President, Chief Executive Officer and Secretary of GigCapital4 since its inception in December 2020. Upon the closing of GigCapital4's business combination with BigBear.ai, Dr. Dinu became a member of the board of directors and a member of the Audit Committee. Dr. Dinu has spent approximately 20 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Dinu has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Dinu served as the President and Chief Executive Officer of GIG2 from August 2019 until the closing of its business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 and as a member of the board of directors, Chair of the Compliance Committee, and member of the Audit Committee and Compensation Committee of GIG2 (now UpHealth, Inc.) since March 2019. Dr. Dinu has served on the board of directors of GIG3 (now Lightning eMotors, Inc.) since February 2020 and has served as the president, chief executive officer and secretary and on the board of directors of GigCapital5, Inc. since February 2021. Dr. Dinu has served as the Chief Executive Officer, President and Secretary of GigInternational1 as well as a member of its board of directors since its inception in February 2021. Dr. Dinu has held leadership positions at several other companies, including at IDT’s Optical Interconnects Division (as vice president and general manager), GigPeak (as executive vice president, chief operation officer, executive vice president of Global Sales and Marketing, and senior vice president of Global Sales and Marketing), Brazil-Photonics (as a director) and Lumera Corporation (as vice president of engineering). Dr. Dinu holds a B.Sc. in Physics and Ph.D. in Solid State Condensed Matter Physics from the University of Bucharest, and an Executive-M.B.A. from Stanford University. Dr. Dinu has an Audit Committee Certificate and Compensation Committee Certificate from Harvard Business School, Executive Education Program. Dr. Dinu is married to Dr. Katz, one of our directors and GigCapital4’s Executive Chairman of the Board prior to the Business Combination. We believe that Dr. Dinu is qualified to serve on our Board based on her business experience as a board member of a publicly listed company and her investing experience.

Dr. Avi Katz. Dr. Katz serves as a member of our Board. Dr. Katz is the Founding Managing Partner of GigCapital Global, a serial issuer of Private-to-Public Equity (PPE) entities, also known as Special Purpose Acquisition Companies (SPACs), which since middle of 2017 has issued and completed initial public offerings of six PPE entities, and closed Business Combinations of four of the PPE entities with technology, media and telecommunications (TMT) companies, including GigCapital4 which he co-founded together with Dr. Raluca Dinu and served as its Executive Chairman of of the board of directors prior to the Closing of the Business Combination with BigBear in December of 2021. Dr. Katz spent approximately 33 years in international executive positions within the TMT industry working for privately held start-ups, middle-cap companies and large enterprises. In these roles, Dr. Katz has been instrumental in launching and accelerating entities, building teams, large-scale fund raising, developing key alliances and technology partnerships, M&A activities, business development, financial management, global operations and sales and marketing. Dr. Katz has held leadership positions, and Executive Chairman of the board of directors of all the GigCapital Global issued PPE companies, including GigCapital, Inc. (“GIG1”), which completed its initial public offering in December 2017 and later a business combination with Kaleyra in November of 2019 (NYSE KLR); GigCapital2, Inc., which completed its initial public offering in June 2019 and later a business combination with UpHealth Holdings, Inc. and Cloudbreak Health, LLC in June 2021 (NYSE UPH); GigCapital3, Inc. (“GIG3”), which completed its initial public offering in May 2020 and later a business combination with Lightning Systems in May 2021 (NYSE ZEV), Inc.; GigInternational1, Inc. (“GigInt1”), which completed its initial public offering in May 2021, and GigCapital5, Inc. (“GIG5”), which completed its initial public offering in September 2021. In parallel to GigCapital Global operations, Dr. Katz is also the co-founder of Cognizer and was the Executive Chairman of Cognizer’s board of directors from its inception in December 2018 until August 2020. Prior to GIG1, GIG2 and GIG3, GIG4, GIG5 and GigIn1, Dr. Katz dedicated 10 years to incept and bootstrap, develop and manage GigPeak (NYSE American: formerly GIG), originally known as GigOptix, Inc. Dr. Katz served as Chairman of the Board, Chief Executive Officer and President of GigOptix / GigPeak. From its inception in 2007 until its sale in April 2017 to IDT for $250 million in cash, during which period the company completed 10 M&A deals. From 2003 to 2005, Dr. Katz was the chief executive officer, president, and member of the board of directors of Intransa, Inc., and from 2000 to 2003, Dr. Katz was the chief executive officer and a member of the board of directors of Equator Technologies. Dr. Katz has held several leadership positions over the span of his career within the technology industry since serving as member of Technical Staff at AT&T Bell Laboratories at Murray Hill, New Jersey, in the 1980s, and has made numerous angel investments in high-tech companies around the world. Dr. Katz is a graduate of the 1976 class of the Israeli Naval Academy, graduate of the 1979 USA Navy ASW class, and holds a B.Sc. and Ph.D. in Semiconductors Materials from the Technion (Israel Institute of Technology). Dr. Katz is a serial entrepreneur, holds many U.S. and international patents, has published many technical papers and is the editor of a number of technical books. We believe that Dr. Katz is qualified to serve on our Board based on his business experience as a founder, inventor, chief executive officer and director of a publicly listed company and his investing experience.

Class III Directors (terms expiring in 2024)

Peter Cannito. Mr. Cannito serves as a member of our Board. Mr. Cannito has served as chairman and Chief Executive Officer of Redwire, a space solutions company, since June 2020. Mr. Cannito also serves as an Operating Partner at AE Industrial Partners (June 2019 to present). Prior to his current role, Mr. Cannito served as a consultant at NSNext, LLC from January 2019 until June 2019. Prior to that, Mr. Cannito served as the Chief Executive Officer of Polaris Alpha from June 2016 until December 2018, a high-tech solutions provider developing systems for the DoD and Intelligence

Community. Prior to that, Mr. Cannito previously held executive roles, including Chief Executive Officer and Chief Operating Officer, at EOIR Technologies and he led a team of software and systems engineers at Booz Allen Hamilton focused on critical defense and intelligence programs. Mr. Cannito received a bachelor’s degree in Finance from the University of Delaware, an M.B.A. from the University of Maryland, and served as an officer in the U.S. Marine Corps. We believe that Mr. Cannito’s extensive experience in the defense, technology and government service industries qualifies him to serve as a director on our Board.
Jeffrey Hart. Mr. Hart serves as a member of our Board. Mr. Hart joined AE Industrial Partners, LLC in 2015 as an associate, and has served as a Principal since October 2020. Mr. Hart sat on the board of Redwire Space, Inc. before it was taken public via SPAC merger. Mr. Hart also sits on the board of Fire Team Solutions, Alpine and Edge Autonomy Holdings, Inc. ("Edge Autonomy") formerly known as UAV Factory, all AE Industrial portfolio companies. Before joining AE Industrial, Mr. Hart was an investment banking analyst at RBC Capital Markets from 2013 to 2015. Mr. Hart earned his undergraduate degree from Colorado Mesa University. We believe that Mr. Hart’s experience serving on the boards of multiple companies in the defense and technology sectors qualifies him to serve as a director on our Board.
Kirk Konert. Mr. Konert serves as a member of our Board. Mr. Konert has served with AE Industrial Partners, LLC, as a Partner since October 2019 and as a Principal starting in August 2014. Mr. Konert sits on the boards of multiple AE Industrial portfolio companies, including AMPAC, Atlas Aerospace, Belcan, Columbia Helicopters, Pangiam Holdings, ThayerMahan, Redwire, and Edge Autonomy. Previously, Mr. Konert was a Senior Associate at Sun Capital Partners from July 2011 to July 2014. Mr. Konert earned his undergraduate degree from Davidson College. We believe that Mr. Konert’s experience and history in portfolio company management qualifies him to be a director on our Board.

Status as a Controlled Company
Ultimate possesses the ability to vote a majority of BigBear’s Common Stock outstanding. As a result, BigBear is a “controlled company” under the NYSE corporate governance requirements.
Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:
•the requirement that a majority of the board consist of independent directors;
•the requirement that the controlled company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•the requirement that the controlled company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
BigBear utilizes these exemptions. As a result, BigBear may not have a majority of independent directors on the Board, and the compensation committee and nominating and governance committee may not consist entirely of independent directors and the compensation committee and nominating and governance committee may not be subject to annual performance evaluations. Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the NYSE’s corporate governance requirements.
Board Meetings and Committees
Our Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Our Board and its committees will meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. Following the close of our Business Combination on December 7, 2021, between December 7, 2021 and December 31, 2021, our Board acted by written unanimous consent three times. The Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee did not meet or act by unanimous written consent between December 7, 2021 and December 31, 2021. Though our Board and its committees did not hold any in-person meetings between December 7, 2021 and December 31, 2021, each member of our Board attended at least 75% of the aggregate of all meetings of our Board that were held during the period in which such director served.
Directors are expected to attend the Annual Meeting of Stockholders absent unusual circumstances. The 2022 Annual Meeting will be our first annual meeting of stockholders as a public company.

The rules of the NYSE require that non-management or independent directors of a listed company meet periodically in executive sessions. In addition, the rules of the NYSE require listed companies to schedule an executive session consisting of only independent directors at least once a year. GigCapital4's independent directors met separately in executive session at least one time during 2021 and our independent directors intend to meet separately in executive session at least one time each calendar year going forward. Ms. Dorothy D. Hayes presides over executive sessions.
Each of our standing committees has a written charter, which is available under the Committee Charters heading, on the Corporate Governance page of our website at https://ir.bigbear.ai/corporate-governance. Our website is not part of this notice and proxy statement.
The table below sets forth the composition of our Board committees as of May 12, 2022:

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Sean Battle			X
Pamela Braden	X
Dr. Raluca Dinu	X
Paul Fulchino			X
Jeffrey Hart		X
Dorothy D. Hayes	X (Chair)
Raanan I. Horowitz			X (Chair)
Dr. Avi Katz		X
Kirk Konert		X (Chair)

Audit Committee
Our Audit Committee is composed of Dorothy D. Hayes, Pamela Braden and Dr. Raluca Dinu, with Dorothy D. Hayes serving as Chair thereof. We comply with the audit committee requirements of the SEC and NYSE. Our Board has determined that Dorothy D. Hayes, Pamela Braden and Dr. Raluca Dinu meet the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (“Exchange Act”) and the applicable listing standards of NYSE. Our Board determined that Dorothy D. Hayes is an “audit committee financial expert” within the meaning of SEC regulations and applicable listing standards of NYSE. The Audit Committee’s responsibilities include:
1.assisting the Board in the oversight of (i) the accounting and financial reporting processes of the Company and the audits of the financial statements of Company, (ii) the preparation and integrity of the financial statements of the Company, (iii) the compliance by the Company with financial statement and regulatory requirements, (iv) the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and (v) the qualifications and independence of the Company’s independent registered public accounting firm;
2.reviewing with each of the internal and independent registered public accounting firm the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation;
3.reviewing and discussing with management and internal auditors the Company’s system of internal control and discussing with the independent registered public accounting firm any significant matters regarding internal controls over financial reporting that have come to its attention during the conduct of its audit;
4.reviewing and discussing with management, internal auditors and independent registered public accounting firm the Company’s financial and critical accounting practices, and policies relating to risk assessment and management;
5.receiving and reviewing reports of the independent registered public accounting firm discussing (i) all critical accounting policies and practices to be used in the firm’s audit of the Company’s financial statements, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and (iii) other material written communications between the independent registered public accounting firm and management, such as any management letter or schedule of unadjusted differences;
6.reviewing and discussing with management and the independent registered public accounting firm the annual and quarterly financial statements and section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to the filing of the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q;
7.reviewing, or establishing, standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies;

8.discussing with management and the independent registered public accounting firm any changes in the Company’s critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives;
9.reviewing material pending legal proceedings involving the Company and other contingent liabilities;
10.meeting periodically with the Chief Executive Officer, Chief Financial Officer, the senior internal auditing executive and the independent registered public accounting firm in separate executive sessions to discuss results of examinations;
11.reviewing and approving all transactions between the Company and related parties or affiliates of the officers of the Company requiring disclosure under Item 404 of Regulation S-K prior to the Company entering into such transactions;
12.establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees or contractors of concerns regarding questionable accounting or accounting matters;
13.reviewing periodically with the Company’s management, the independent registered public accounting firm and outside legal counsel (i) legal and regulatory matters which may have a material effect on the financial statements, and (ii) corporate compliance policies or codes of conduct, including any correspondence with regulators or government agencies and any employee complaints or published reports that raises material issues regarding the Company’s financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities; and
14.establishing policies for the hiring of employees and former employees of the independent registered public accounting firm.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Raanan I. Horowitz, Sean Battle and Paul Fulchino, with Raanan I. Horowitz serving as Chair thereof. The Nominating and Corporate Governance Committee’s responsibilities include:
1.developing and recommending to the Board the criteria for appointment as a director;
2.identifying, considering, recruiting and recommending candidates to fill new positions on the Board;
3.reviewing candidates recommended by stockholders;
4.conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and
5.recommending director nominees for approval by the Board and election by the stockholders at the next annual meeting.

Compensation Committee
Our Compensation Committee is composed of Kirk Konert, Jeffrey Hart and Dr. Avi Katz, with Kirk Konert serving as Chair thereof. The Compensation Committee’s responsibilities include:
1.reviewing the performance of the Chief Executive Officer and executive management;
2.assisting the Board in developing and evaluating potential candidates for executive positions (including Chief Executive Officer);
3.reviewing and approving goals and objectives relevant to the Chief Executive Officer and other executive officer compensation, evaluating the Chief Executive Officer’s and other executive officers’ performance in light of these corporate goals and objectives, and setting Chief Executive Officer and other executive officer compensation levels consistent with its evaluation and the Company’s philosophy;
4.approving the salaries, bonus and other compensation for all executive officers;
5.reviewing and approving compensation packages for new corporate officers and termination packages for corporate officers as requested by management;
6.reviewing and discussing with the Board and senior officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior officers;
7.reviewing and making recommendations concerning executive compensation policies and plans;
8.reviewing and recommending to the Board the adoption of or changes to the compensation of the Company’s directors;
9.reviewing and approving the awards made under any executive officer bonus plan, and providing an appropriate report to the Board;
10.reviewing and making recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans, and, except as otherwise delegated by the Board, acting as the “Plan Administrator” for equity-based and employee benefit plans;
11.approving all special perquisites, special cash payments and other special compensation and benefit arrangements for the Company’s executive officers and employees;
12.reviewing periodic reports from management on matters relating to the Company’s personnel appointments and practices;
13.assisting management in complying with the Company’s proxy statement and annual report disclosure requirements;

14.issuing an annual Report of the Compensation Committee on Executive Compensation for the Company’s annual proxy statement in compliance with applicable SEC rules and regulations;
15.annually evaluating the Committee’s performance and the committee’s charter and recommending to the Board any proposed changes to the charter or the committee; and
16.undertaking all further actions and discharging all further responsibilities imposed upon the committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.
The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, so long as such subcommittee is solely comprised of one or more members of the Committee and such delegation is not otherwise inconsistent with law and applicable rules and regulations of the SEC and NYSE. The Compensation Committee has not delegated any of its responsibilities to a subcommittee.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our Board.
Board Leadership Structure
The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent directors and directors affiliated with our Principal Stockholders that currently make up our Board and our Board committee composition benefit the Company and its stockholders.
Independence
NYSE listing standards require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of Pamela Braden, Dr. Raluca Dinu, Dorothy D. Hayes, Dr. Avi Katz, Kirk Konert and Raanan I. Horowitz is an independent director under the NYSE rules and each of Pamela Braden, Dr. Raluca Dinu, Dorothy D. Hayes, Dr. Avi Katz, Kirk Konert and Raanan I. Horowitz is an independent director under Rule 10A-3 of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances that our Board deems relevant in determining independence, including the beneficial ownership of the Company’s common stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions” beginning on page 35 of this proxy statement.

Classified Board of Directors
Our Board is currently comprised of 11 members, who were voted upon by the stockholders at the Special Meeting. Our Board believes it is in the best interests of the Company for the Board to be classified into three classes, each comprising, as nearly as possible, one-third of the directors to serve three-year terms. Each Class I director, consisting of Sean Battle, Paul Fulchino, Dorothy D. Hayes and Raanan I. Horowitz, has a term that expires at the Company’s annual meeting of stockholders in 2022, each Class II director, consisting of Pamela Braden, Dr. Louis R. Brothers, Dr. Raluca Dinu and Dr. Avi Katz, has a term that expires at the Company’s annual meeting of stockholders in 2023, and each Class III director, consisting of Peter Cannito, Jeffrey Hart and Kirk Konert, has a term that expires at the post-combination Company’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Chair and Chief Executive Officer
With respect to the roles of Chair and Chief Executive Officer, the Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Since the Business Combination, the role of Chair has been held by Peter Cannito and the role of Chief Executive Officer has been held by Dr. Louis R. Brothers. Given Mr. Cannito’s extensive experience in the defense, technology and government service industries, the Board determined that Mr. Cannito is best positioned to lead the Board in its ongoing oversight of the Company’s operations and strategy. Given Dr. Brother’s business experience, particularly working in executive positions for technology companies and various departments within the U.S. government providing services for the defense and homeland security industries, the Board determined Dr. Brother’s is best positioned to serve as Chief Executive Officer of the Company.
Self-Evaluation
Our Nominating and Corporate Governance Committee was established upon the completion of our Business Combination in December 2021. Going forward, our Nominating and Corporate Governance Committee will conduct an annual performance evaluation to determine whether the Board and its committees are functioning effectively. We expect that this will include survey materials as well as individual conversations between each director and the Chair of the Nominating and Corporate Governance Committee. However, the Nominating and Corporate Governance Committee will conduct the evaluation in such manner as it deems appropriate. The Nominating and Corporate Governance Committee evaluation will focus on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.
As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.
Management Succession and Chief Executive Officer Compensation
The Compensation Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation Committee recommends to the Board the Chief

Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation Committee deems relevant.
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board an officer succession plan. The entire Board works with the Nominating and Corporate Governance Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officers will make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
Hedging and Pledging Transactions
Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging or monetization transactions, including the use of financial instruments, such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.
Risk Oversight
Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.
While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees. Our Audit Committee monitors our major financial risk exposures and cybersecurity risks, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements, strategies and progress of audits and remediation efforts. Our Compensation Committee oversees the design and implementation of our compensation and benefits programs and policies and monitors the incentives created by these programs and policies to determine whether they encourage excessive risk-taking. Our Compensation Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Nominating and Corporate Governance Committee oversees our major corporate governance risks.
In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as regulatory and legal risks, financial and liquidity risks, and strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to what we believe are the most significant risks that could affect our business, such as legal, regulatory, privacy, financial, tax and audit related risks.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics that applies to our directors, officers and employees in accordance with applicable federal securities laws, a copy of which is available under the Governance heading, Governance Documents subheading, on the Investor Relations page of our website at https://ir.bigbear.ai/. We will make a printed copy of the Code of Conduct and Ethics available to any stockholder who so requests.
If we amend or grant a waiver of one or more of the provisions of our Code of Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Item 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on our website at https://bigbear.ai/. The information on this website is not part of this proxy statement.
Communications by Stockholders and Other Interested Parties with the Board
Stockholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:
BigBear.ai Holdings, Inc.
6811 Benjamin Franklin Drive, Suite 200
Columbia, Maryland 21046
Telephone: (410) 312-0885
Attention: Board of Directors
c/o General Counsel and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

EXECUTIVE OFFICERS
Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of May 12, 2022:

Name	Age	Position
Dr. Louis R. Brothers	62	Chief Executive Officer
Joshua Kinley	47	Chief Financial Officer
Brian Frutchey	44	Chief Technology Officer
Sean Battle	52	Chief Strategy Officer
Carolyn Blankenship	59	General Counsel and Secretary
Dr. Louis R. Brothers. See Dr. Brother’s biographical information under the heading titled “Board of Directors and Corporate Governance” on page 4 of this proxy statement.
Joshua Kinley. Mr. Kinley has served as the Chief Financial Officer of BigBear since December 2020. Prior to that, Mr. Kinley was the founder and Chief Financial Officer of PCI since its formation in April 2008. Before founding PCI, Mr. Kinley worked in multiple roles in the intelligence sector, including as a Senior Director at SI International and as a military intelligence officer in the U.S. Army. Mr. Kinley received a B.S. in Life Sciences from the United States Military Academy at West Point and an M.B.A. from John Hopkins University with a focus on IT Management.
Brian Frutchey. Mr. Frutchey has served as the Chief Technology Officer at BigBear since 2021. Prior to his role at BigBear, Mr. Frutchey was an Executive Vice President at NuWave Solutions since 2016. Prior to his executive roles at NuWave and BigBear, Mr. Frutchey held multiple roles in the big data and analytics sector, including managing the National Geospatial-Intelligence Agency’s In-Q-Tel Interface Center’s predictive analytics and cloud orchestration portfolios, the U.S. European Command’s Joint Intelligence Operations Center Strategic Foresight and Open-Source Element capabilities, Endeca Technology’s Public Sector Division, and the U.S. Army as a Signal Corps officer. Mr. Frutchey received a B.S. in Electrical Engineering (Computers) from the University of Southern California.
Sean Battle. Mr. Battle has served as Vice-Chairman of BigBear since December 2020. Mr. Battle serves as a member of our Board and is our former Chief Strategy Officer. Mr. Battle has over 30 years of distinguished experience in the Intelligence Community (IC) and the Department of Defense. Mr. Battle began his career as a Signals Analyst in the U.S. Air Force. Before co-founding PCI Strategic Management, LLC (PCI), Mr. Battle served as a Civilian Executive with the National Security Agency, where he was responsible for the End User Computing Portfolio for the Agency. Mr. Battle was responsible for developing and executing a technology modernization plan for all Agency employees in this role. As the former Chief Strategy Officer of BigBear, Mr. Battle was responsible for leading integration, marketing and communications, facilitating mergers and acquisitions, strategic partnerships, and licensing opportunities consistent with enterprise strategy, goals, and objectives. Mr. Battle joined BigBear in 2021 upon the merger of NuWave Solutions and PCI. Previously, Mr. Battle was Co-Founder and Chief Executive Officer of PCI. As the Chief Executive Officer of PCI, Mr. Battle leveraged his extensive management and leadership experience to develop and execute PCI’s strategic plans, contract management, and business development. Under Mr. Battle’s leadership, PCI won four Prime contracts, expanded to 14 states, and has repeatedly been recognized as one of the best places to work both in the

Mid-Atlantic and nationally. In a very competitive market, Mr. Battle’s strategic planning and leadership were crucial in guiding PCI from its infancy as a small business to a major player in the full and open marketplace. Mr. Battle holds a J.D. from the University of Maryland, Baltimore, School of Law and a B.S. in Business Administration from Hawaii Pacific University. Mr. Battle has been a member of the Maryland Bar for 18 years and is active in the Armed Forces Communication Electronics Association (AFCEA) and the Fort Meade Alliance (FMA).
Carolyn Blankenship. Ms. Blankenship has served as our General Counsel and Secretary since March 2022. From 2001 to 2022, Ms. Blankenship fulfilled numerous roles at Reuters and Thomson Reuters. First, she served as Vice President, Principal Legal Counsel specializing in Intellectual Property from 2001 to 2008. From 2008 to 2018, she was the Senior Vice President, Associate General Counsel specializing in Intellectual Property. From 2018 to 2022, she served as the General Counsel, Innovation &
Product. Before 2001, Ms. Blankenship held a variety of IP-related positions as both in-house and outside counsel, including at Skadden, Arps, Slate, Meagher & Flom LLP and Priceline.com. Ms. Blankenship has also been a Visiting Lecturer at the University of Pennsylvania Carey Law School and Princeton University. As an undergraduate, Carolyn attended the Massachusetts Institute of Technology for two years and went on to earn a B.A. in Biology from Harvard College. She holds a Juris Doctor from Arizona State University College of Law and clerked for the Hon. Noel Fidel of the Arizona State Court of Appeals.

EXECUTIVE AND DIRECTOR COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers named in the “Summary Compensation Table” below.
Overview
We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933 (“Securities Act”) for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Furthermore, our reporting obligations extend only to the following “Named Executive Officers,” which are the individuals who served as principal executive officer and the next two most-highly compensated executive officers for the year ended December 31, 2021:
•Dr. Louis R. Brothers, Chief Executive Officer;
•Joshua Kinley, Chief Financial Officer;
•Brian Frutchey, Chief Technology Officer; and
•Sean Battle, Former Chief Strategy Officer.
Summary Compensation Table
The following table presents summary information regarding the total compensation paid to and earned by each of our Named Executive Officers for the two most recently completed fiscal years.

Name and Principal Position	Year	Salary	Bonus (2)	Stock Awards (3)		Option Awards (5)		All Other Compensation (10)	Total
Dr. Louis R. Brothers,	2021	$312,921	$227,500	$401,200		$8,306,478	(6)	$25,962	$9,274,061
Chief Executive Officer	2020	$159,231	$245,000	$—		$—		$—	$404,231

Joshua Kinley,	2021	$305,489	$105,000	$175,525		$3,471,897	(7)	$18,125	$4,076,036
Chief Financial Officer	2020	$429,865	$—	$—		$—		$56,824	$486,689

Brian Frutchey,	2021	$253,996	$114,000	$122,241		$1,975,388	(8)	$18,393	$2,484,018
Chief Technology Officer

Sean Battle,(1)	2021	$320,716	$110,250	$130,390	(4)	$7,342,000	(9)	$24,652	$7,928,008
Chief Strategy Officer	2020	$432,867	$—	$—		$—		$48,410	$481,277

(1)     Sean Battle resigned from his position as Chief Strategy Officer, effective December 7, 2021 and ceased to be an employee of BigBear as of that date.
(2)    For 2021, the amounts reported in the Bonus column represent each applicable Named Executive Officer’s discretionary annual incentive bonus earned for fiscal year 2021.

(3)    The amounts reported in the Stock Awards column represent the grant date fair value of restricted stock units with respect to Big Bear common stock (the “RSUs”) granted in 2021 to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the RSUs. See “—Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” below for additional details. While the RSUs were treated as “granted” in 2021 for accounting purposes, for Section 16 reporting purposes, the grants were contingent upon, and effective as of, the filing of our registration statement on Form S-8 registering shares to be issues pursuant to awards under our 2021 Long Term Incentive Plan (the “Plan”), which was filed with the Commission on April 5, 2022. See Note Q (Equity-Based Compensation) to the Company’s 2021 Consolidated Financial Statements for the assumptions used in determining the fair value of the RSUs.
(4)    Amounts for Sean Battle represent RSUs granted for his services as a non-employee director following his resignation effective December 7, 2021.
(5)    The amounts reported in the Option Awards column represent the grant date fair value of stock options with respect to BigBear common stock and Class B Units in PCISM Ultimate Holdings (the “Incentive Units”), in each case, granted in 2021 to the Named Executive Officers as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”). The amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the Named Executive Officers for the stock options or the Incentive Units. See “—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards” and “—Narrative Disclosure to Summary Compensation Table—Stock Option Awards” below for additional details. While the Incentive Units were modified to accelerate vesting of certain tranches on July 29, 2021, there was no incremental ASC 718 value associated with such modification. See Note Q (Equity-Based Compensation) to the Company’s 2021 Consolidated Financial Statements for the assumptions used in determining the fair value of the Option Awards and Incentive Units.
(6)     For Dr. Brothers, this number consists of $521,478, which is the grant date fair value of the stock options granted in 2021 and $7,785,000, which is the grant date fair value of the Incentive Units granted to him in 2021.
(7)    For Mr. Kinley, this number consists of $228,147, which is the grant date fair value of the stock options granted in 2021 and $3,243,750, which is the grant date fair value of the Incentive Units granted to him in 2021.
(8)     For Mr. Frutchey, this number consists of $158,888, which is the grant date fair value of the stock options granted in 2021 and $1,816,500, which is the grant date fair value of the Incentive Units granted to him in 2021.
(9)     For Mr. Battle, this number consists of $5,190,000, which is the grant date fair value of the Incentive Units granted in 2021 and $2,152,000, which is the incremental increase in value associated with a modification to Mr. Battle’s tranche II Incentive Units resulting from the acceleration of certain ASC 718 vesting conditions in connection with his termination of employment.
(10)     The amounts reported in the “All Other Compensation” column for the fiscal year ended December 31, 2021 consist of the following:

Name	Company 401(k) Matching Contributions(a)	Car Allowance(b)	Director Compensation Fee(c)
Dr. Louis R. Brothers	$13,050	$12,912	$—
Joshua Kinley	$18,125	$—	$—
Brian Frutchey	$18,393	$—	$—
Sean Battle	$18,488	$—	$6,164

(a)    See below under “—Additional Narrative Disclosure—Retirement Benefits” for additional information regarding 401(k) plan contributions.
(b)    Represents the Company’s payment of a stipend for car expenses available only to Dr. Brothers.
(c)    Represents director fees payable to Mr. Battle for his services as a non-employee director following the termination of his employment.

Narrative Disclosure to Summary Compensation Table
Employment Agreements with Named Executive Officers
Dr. Brothers is party to an offer letter with NuWave Solutions Holdings, LLC, dated May 22, 2020, and Messrs. Battle and Kinley are each party to an employment agreement with PCI dated October 23, 2020; Mr. Frutchey is not party to either an offer letter or employment agreement. Dr. Brothers’ offer letter and Messrs. Battle’s and Kinley’s employment agreements each provide for an annual base salary and target bonus opportunity as follows: for Dr. Brothers, a base salary of $300,000 and target annual bonus of 70% of his base salary; for Mr. Battle, a base salary of $315,000 and target annual bonus of 35% of his base salary; and for Mr. Kinley, a base salary of $300,000 and target annual bonus of 35% of his base salary. Dr. Brothers’ offer letter also provides for a grant of incentive units in an amount equal to 1.5% of the total equity of the Company upon the establishment of a management incentive plan. These incentive units were granted in the first quarter of the 2021 fiscal year, as described in “—Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards” below.
Dr. Brothers’ offer letter and Messrs. Battle’s and Kinley’s employment agreements also provide for certain severance benefits upon resignation by the applicable Named Executive Officer for “Good Reason,” and/or upon termination by BigBear without “Cause.” Please see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Employment Arrangements with Named Executive Officers” below for more details regarding the severance benefits provided to our Named Executive Officers under the applicable offer letter and employment agreements.
Incentive Unit Awards
PCISM Ultimate Holdings adopted an Employee Equity Plan effective February 16, 2021 (the “Equity Plan”) to provide incentives to present and future directors, officers, employees and other service providers of PCISM Ultimate Holdings and its subsidiaries in the form of Class B Units (“Incentive Units”). Under the terms of the applicable award documentation, the Incentive Units are divided into three tranches: Tranche I Incentive Units (40% of the Incentive Units granted), Tranche II Incentive Units (40% of the Incentive Units granted) and Tranche III Incentive Units (20% of the Incentive Units

granted). Tranche I, Tranche II and Tranche III Incentive Units are subject to service-based and/or performance-based vesting conditions, subject in certain cases to acceleration upon an “Exit Sale,” as defined in the applicable award agreement, with the Tranche II Incentive Units vesting only upon the consummation of an Exit Sale if certain investor return thresholds are met. Holders of Incentive Units are subject to certain restrictive covenants, including perpetual confidentiality and non-disparagement covenants and non-competition and customer and employee non-solicitation covenants that apply during the service period and for one year thereafter. In connection with the Business Combination, the Board accelerated the vesting of the Incentive Units such that all Tranche I and Tranche III Incentive Units became fully vested, while the Tranche II Incentive Units will continue to vest in accordance with their terms. The Board then further modified the Tranche II Incentive Units such that the occurrence of any event (whether or not such event constitutes an Exit Sale) in which the investor return threshold applicable to the Tranche II Units is met will result in full vesting of the Tranche II Units.
In connection with Mr. Battle’s termination of employment, the Board agreed to modify the terms of Mr. Battle’s Tranche II Units such that they continue to vest following his termination of employment as if he remained employed.
Each of the Named Executive Officers was granted an award of Incentive Units in February 2021 as follows: Dr. Brothers, 1,500,000 Incentive Units; Mr. Kinley, 625,000 Incentive Units; Mr. Frutchey, 350,000 Incentive Units; and Mr. Battle, 1,000,000 Incentive Units.
Stock Options Awards
In connection with the closing of the Business Combination on December 7, 2021, the Board authorized a special one-time grant of stock options (“Option Awards”) to key individuals, including our Named Executive Officers, pursuant to our 2021 Long Term Incentive Plan (the “Plan”). Each Option Award corresponds to the right to purchase one share of BigBear common stock at an exercise price of $9.99 per share. The Option Awards vest in equal annual installments over four years from the date of grant, subject to the applicable executive’s continued employment through each vesting date and may be exercised only to the extent such Option Awards are vested. For information regarding the treatment of the Option Awards upon a termination of employment or change in control, see “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options” below.
Restricted Stock Units
On December 7, 2021, the Board also approved grants of restricted stock units (“RSUs”) to each of our Named Executive Officers. These RSUs were granted effective when the Company filed the registration statement on Form S-8 registering the shares of Big Bear common stock issuable under the Plan, which was filed with the Commission on April 5, 2022. The RSUs, other than those granted to Mr. Battle, will vest in equal annual installments on each of the first four anniversaries of the date of the closing of the Business Combination and are subject to similar treatment as the Option Awards upon a termination of employment or change in control. The RSUs granted to Mr. Battle were granted in connection with his services as a non-employee director following his resignation and vest in full on December 7, 2022, subject to his continuing to provide services as a non-employee director through such date. While the RSUs were not granted for Section 16 reporting purposes until 2022, they were treated as granted for purposes of ASC 718 when they were approved in 2021 and therefore are included in this disclosure.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding stock and option awards held by each of our Named Executive Officers as of December 31, 2021.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (6)	Number of Securities Underlying Unexercised Options (#) Unexercisable (7)	Option Exercise Price ($) (8)	Option Expiration Date (8)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)
Dr. Louis R. Brothers	2/16/2021	(1)(2)	900,000	600,000	N/A	N/A	—	—
	12/7/2021	(3)	—	100,000	$9.99	12/7/2031	—	—
	12/7/2021	(4)	—	—	—	—	40,000	$226,400
Joshua Kinley	2/16/2021	(1)(2)	375,000	250,000	N/A	N/A	—	—
	12/7/2021	(3)	—	43,750	$9.99	12/7/2031	—	—
	12/7/2021	(4)	—	—	—	—	17,500	$99,050
Brian Frutchey	2/16/2021	(1)(2)	210,000	140,000	N/A	N/A	—	—
	12/7/2021	(3)	—	30,469	$9.99	12/7/2031	—	—
	12/7/2021	(4)	—	—	—	—	12,188	$68,981
Sean Battle	2/16/2021	(1)(2)	600,000	400,000	N/A	N/A	—	—
	12/7/2021	(5)	—	—	—	—	13,000	$73,580

(1)    Reflects information regarding Incentive Units granted to our Named Executive Officers that were outstanding as of December 31, 2021. The Incentive Units represent membership interests in PCISM Ultimate Holdings that are intended to constitute “profits interests” for federal income tax purposes. Despite the fact that the Incentive Units do not require the payment of an exercise price, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” For more information on the Incentive Units, see “Narrative Disclosure to Summary Compensation Table—Incentive Unit Awards” above.
(2)    Each of the Named Executive Officers was granted an award of Incentive Units on February 16, 2021. Under the terms of the applicable award documentation, the Incentive Units were initially divided into three tranches: Tranche I Incentive Units, Tranche II Incentive Units and Tranche III Incentive Units. In connection with the closing of the Business Combination, the Board took action to accelerate the vesting of the Tranche I and Tranche III Units. Tranche II Incentive Units will fully performance-vest once certain investor return thresholds are met (see “Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control” below).
(3)    Reflects information regarding stock options granted to our Named Executive Officers that were outstanding as of December 31, 2021. These stock options vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date. For more information on these stock options, see “Narrative Disclosure to Summary Compensation Table—Stock Options” above.

(4)    Each of our Named Executive Officers, other than Mr. Battle, was granted RSUs under the Plan that vest in installments of 25% on each of December 7, 2022, December 7, 2023, December 7, 2024 and December 7, 2025, subject to the Named Executive Officer’s continued employment through each vesting date. For more information on these RSUs, see “Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” above.
(5)    Mr. Battle was granted RSUs under the Plan that vest in full on December 7, 2022, subject to his continued services as a non-employee director through such date. For more information on these RSUs, see “Narrative Disclosure to Summary Compensation Table—Restricted Stock Units” above.
(6)    For grants of Incentive Units, amounts in this column reflect the number of Tranche I and Tranche III Incentive Units, which were all fully vested as of December 31, 2021.
(7)    For grants of Incentive Units, amounts in this column reflect the number of Tranche II Incentive Units that are all unvested as of December 31, 2021.
(8)    The Incentive Units are not traditional stock options and, therefore, do not have an exercise price or option expiration date associated with them.
(9)    Calculated by multiplying the number of RSUs that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 31, 2021 of $5.66.
Additional Narrative Disclosure
Retirement Benefits
We maintain the PCI Strategic Management 401(k) Plan, a tax-qualified retirement plan that provides all regular employees of PCI with an opportunity to save for retirement on a tax-advantaged basis. Under the 401(k) plan, participants, including Messrs. Battle and Kinley, may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the 401(k) plan subject to applicable annual limits under the Code. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We provide direct contributions in an amount equal to 3% of each participants’ salary. We also match 100% of a participant’s contributions that exceed 3% of his or her base salary, with such matching contributions not to exceed 3% of the participant’s base salary. Employee elective deferrals are 100% vested at all times. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.
Potential Payments Upon Termination or Change in Control
Employment Arrangements with Named Executive Officers
As described above in the “—Narrative Disclosure to the Summary Compensation Table—Employment Arrangements with Named Executive Officers,” the offer letter with Dr. Brothers and the employment agreements with Messrs. Battle and Kinley provide for severance benefits upon the occurrence of certain terminations of employment. Dr. Brothers’ offer letter provides that upon termination of his employment without “Cause,” he will receive continued payments of his then-current base salary for six months. The severance benefits described in this paragraph are subject to Dr. Brothers’ execution of a general release of claims in favor of NuWave and continuing compliance with restrictive covenants, including non-competition and non-solicitation covenants that extend for six months following termination of his employment without “Cause.” If Dr. Brothers’ employment is terminated for any other reason, then he will not be entitled to any severance payments and the duration of his post-employment non-competition and non-solicitation covenants will generally extend for a period of six months following such termination of employment (or 24 months following termination of employment due to a resignation that occurs within 120 days of a qualifying liquidity event). Dr. Brothers’ offer letter also contains customary nondisclosure and non-disparagement covenants.
For purposes of Dr. Brothers’ offer letter, “Cause” generally means: (i) the commission of a felony or other crime involving moral turpitude; (ii) the commission of any act or omission involving moral turpitude, dishonesty or fraud; (iii) the commission of any act or omission which is significantly injurious to NuWave or any of its subsidiaries or other affiliates; (iv) reporting to work under the influence of alcohol or illegal drugs, or the use of illegal drugs or the illegal use of legally controlled substances (whether or not at the workplace) or other conduct causing the NuWave or any of its subsidiaries or other affiliates public disgrace or disrepute or significant economic harm, whether if in conjunction with the performance of any duties for the Company or any of its subsidiaries or other affiliates, or otherwise; (v) failure to perform duties as reasonably directed by the board of managers of NuWave; (vi) any act or omission aiding or abetting a competitor, supplier or customer of NuWave or any of its subsidiaries or other affiliates to the disadvantage or detriment of NuWave or any of its subsidiaries or other affiliates; (vii) breach of any fiduciary duty, gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or other affiliates; or (viii) any breach of the restrictive covenants set forth in the offer letter or any other material breach of the offer letter or any policies or procedures of NuWave.
Messrs. Battle and Kinley’s employment agreements provide that upon termination of their employment by PCI for any reason other than for “Cause” or upon their resignation for “Good Reason,” they will receive continued payments of their then-current base salary for 12 months, in addition to any accrued but unpaid benefits. If the executive’s employment is terminated by the Company for “Cause,” by the executive without “Good Reason,” or due to his death or disability, he will receive any accrued but unpaid benefits. The severance benefits described in this paragraph are subject to the executive’s execution of a general release of claims and continuing compliance with restrictive covenants, including customary nondisclosure, assignment of intellectual property and mutual non-disparagement covenants and non-competition and non-solicitation covenants that apply for one year following a termination of their employment.
For purposes of Messrs. Battle and Kinley’s employment agreements:
“Cause” means (i) the executive’s indictment for, conviction of or plea of nolo contendere to a felony, any crime involving moral turpitude or a fraud, (ii) the executive’s engagement in fraud, theft, embezzlement or other act involving dishonesty with respect to PCI or its affiliates, (iii) any act or omission of the executive that brings or could reasonably be expected to bring PCI or any of its affiliates into substantial public disgrace or disrepute or otherwise materially injures the integrity, character or reputation of PCI or its affiliates, (iv) gross negligence or gross misconduct by the executive with respect to PCI or any of its affiliates, (v) the executive’s material non-performance of the duties reasonably assigned to him, (vi) the executive’s insubordination or failure to follow the directions of the board of directors of PCI (and for Mr. Kinley, directions of the Chief Executive Officer), (vii) the executive’s breach of the provisions of the restrictive covenants set forth in his employment agreement or any other applicable restrictive covenants with PCI or any of its affiliates, (viii) the executive’s breach of a material employment policy of PCI or any of its affiliates or (ix) any other material breach by the executive of the employment agreement or any other agreement with PCI or any of its affiliates, subject, where applicable, to customary notice and cure periods.
“Good Reason” means (i) PCI’s breach of any material term of the employment agreement that is not cured within 15 days after PCI’s receipt of written notice from the executive specifying the nature of the breach, or (ii) a relocation of the executive’s principal office to a location more than 25 miles from the executive’s current office location.
Incentive Unit Awards
Tranche II Incentive Units granted pursuant to the Equity Plan will fully performance-vest upon the occurrence of any event in which certain investor return thresholds are achieved. The Tranche II Incentive Units are not subject to accelerated vesting in any other scenario, including upon a termination of the Named Executive Officer’s employment or services.
Stock Options
In the event a Change in Control is consummated and the Option Award is not assumed or substituted, any unvested portion of the Option Award that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control; and the Board may, in its sole discretion, extend the exercise period of the Option Award through any date that is prior to the 10th anniversary of the applicable grant date. Upon an executive’s termination of service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason (each as defined below), in each case, within two years following the consummation of a Change in Control, any unvested portion of an Option Award, as of immediately prior to the executive’s termination of service, will automatically vest upon such termination of service.
For purposes of Messrs. Battle’s and Kinley’s Option Awards, “Good Reason” and “Cause” have the meanings ascribed to them in their respective employment agreements. See above under “—Employment Arrangements with Named Executive Officers,” for additional information regarding the definition of “Good Reason” and “Cause” for Messrs. Battle and Kinley.
For purposes of Dr. Brothers’ Option Award, “Cause” has the meaning ascribed to it in his offer letter. See above under “—Employment Arrangements with Named Executive Officers,” for additional information regarding the definition of “Cause” for Dr. Brothers.
For purposes of Dr. Brothers’ Option Award, “Good Reason” means, subject to certain notice and cure provisions, the occurrence of any of the following events without the written consent of Dr. Brothers: (i) a material reduction in base salary or target annual bonus opportunity other than a general reduction in base salary or target annual bonus opportunity that affects all similarly situated executives in substantially the same proportions; (ii) a material diminution in duties, authorities or responsibilities (other than temporarily while Dr. Brothers is physically or mentally incapacitated or as required by applicable law and excluding duties, authorities or responsibilities that have been assigned to Dr. Brothers on a temporary or interim basis); or (iii) a relocation of his primary work location by more than fifty (50) miles from Dr. Brothers’ primary work location immediately prior to such relocation.
For purposes of the Option Awards, “Change in Control” is defined in the Plan and generally means (excluding dispositions by AE or its affiliates): (i) any person becoming the beneficial owner of securities representing 50% or more of the combined voting power of the Company’s then outstanding securities, (ii) a merger, reorganization or consolidation in which voting securities are issued unless the voting securities of the Company outstanding immediately prior to such transaction continue to represent more than 50% of the outstanding voting securities of the Company or surviving entity, (iii) during a period of two consecutive years, individuals who constitute the Board at the beginning of such period cease to constitute a majority of the Board (except for individuals whose election or nomination was approved by at least two-thirds of the directors still in office) or (iv) a complete liquidation or dissolution of the Company or a sale of substantially all the Company’s assets to a third party.
Restricted Stock Units
For the Named Executive Officers other than Mr. Battle, in the event a Change in Control is consummated and the RSUs are not assumed or substituted, any unvested portion of the RSUs that is outstanding as of immediately prior to the consummation of the Change in Control will automatically vest prior to the Change in Control. Additionally, for the RSUs held by the Named Executive Officers other than Mr. Battle, upon the termination of the Named Executive Officer’s service due to death or Disability or upon an executive’s termination of service without Cause or resignation for Good Reason, in each case, within two years following the consummation of a Change in Control, any unvested portion of the RSUs as of immediately prior to the Named Executive Officer’s termination of service will automatically vest upon such termination of service.
For the RSUs held by Mr. Battle, in the event a Change in Control is consummated, the RSUs will fully vest as of immediately prior to the Change in Control, so long as Mr. Battle continues to provide services as a non-employee director through the consummation of such Change in Control. In the event that Mr. Battle’s services as a non-employee director terminate due to his resignation or his decision not to stand for reelection as a member of the Board, (i) if, as of the date of such termination of service, Mr. Battle has served as a member of the Board for at least three years during any period after December 7, 2021, all of the RSUs will fully vest as of the date of such termination of service or (ii) otherwise, a pro rata portion of the RSUs will vest based on the number of days from the grant date to the date of such termination of services. If Mr. Battle’s services are terminated for any other reason, all unvested RSUs will be forfeited.
For purposes of the RSUs, “Good Reason,” “Cause” and “Change in Control” have the same meanings as for the Option Awards. See above under “—Stock Options” for additional information regarding these definitions.

Non-Employee Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of BigBear’s Board during fiscal year 2021. Other than as set forth in the table and described more fully below, BigBear did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board in 2021.

Name	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (5)	Total ($)
Pamela Braden	$6,230		$130,390	$136,620
Peter Cannito	$21,045	(3)	$180,390	$201,435
Dr. Raluca Dinu	$6,230		$130,390	$136,620
Paul Fulchino	$15,385	(4)	$167,890	$183,275
Jeffrey Hart (1)	$6,295		$130,390	$136,685
Dorothy D. Hayes	$6,557		$130,390	$136,947
Raanan I. Horowitz	$6,230		$130,390	$136,620
Dr. Avi Katz	$6,295		$130,390	$136,685
Kirk Konert (1)	$6,393		$130,390	$136,783

(1)    Pursuant to assignment agreements, Messrs. Hart and Konert have transferred all of their beneficial interests in their board fees and RSUs to AE Industrial Partners, LP.
(2)    The amounts in this column represent the portion of quarterly fees attributable to board service in the 2021 fiscal year.
(3)    Consists of $13,832 earned by Mr. Cannito in respect of his service on the Board prior to the Business Combination and $7,213 earned by Mr. Cannito in respect of his service on the Board following the Business Combination.
(4)    Consists of $9,221 earned by Mr. Fulchino in respect of his service on the Board prior to the Business Combination and $6,164 earned by Mr. Fulchino in respect of his service on the Board following the Business Combination.
(5)    The amounts in this column represent the aggregate grant date fair value of RSUs granted in the 2021 fiscal year equal to $130,390 to each non-employee director. The assumptions used in calculating the grant date fair value of the awards reported pursuant to ASC 718 are set forth in Note Q - Equity-Based Compensation to the consolidated financial statements for the year ended December 31, 2021. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on the Board. While the RSUs were not granted for Section 16 reporting purposes until 2022, they were treated as granted for purposes of ASC 718 when they were approved in 2021 and are therefore included in this disclosure. In addition to the RSUs, for their service on the Board prior to the Business Combination, each of Messrs. Cannito and Fulchino elected to receive a portion of such amounts in the form of fully vested Class A common units in PCISM Ultimate Holdings. The amounts for Messrs. Cannito and Fulchino in this column include the grant date fair value of Class A common units as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 equal to $50,000 for Mr. Cannito and $37,500 for Mr. Fulchino.
Director Compensation Policy
In connection with the Business Combination, we adopted a director compensation policy pursuant to which each non-employee director will receive an annual cash retainer of $90,000, payable in quarterly installments in advance. In addition, each non-employee director who serves as the non-employee chair of the Board or as a member or chair of a committee will receive the following annual amounts, payable in quarterly installments in advance:

Position	Annual Retainer
Non-Employee Chair of the Board:	$20,000
Audit Committee Chair:	$10,000
Audit Committee Member:	$5,000
Compensation Committee Chair:	$7,500
Compensation Committee Member:	$6,000
Nominating and Corporate Governance Committee Chair:	$5,000
Nominating and Corporate Governance Committee Member:	$4,000
In addition to the cash retainers set forth above, under the director compensation policy, beginning in 2023, each non-employee director will receive an annual award of RSUs pursuant to the Plan with respect to a number of shares of our common stock with a grant date fair value equal to approximately $130,000. Such RSU awards will fully vest on the first anniversary of the grant date, subject to the director’s continued service through such date, and will accelerate vesting so as to become fully vested immediately prior to a Change of Control (as defined in the Plan and as described in “—Additional Narrative Disclosure—Potential Payments Upon Termination or Change in Control—Stock Options” above).
On December 7, 2021, the Board approved grants of RSUs to each of our non-employee directors, which grants became effective on April 5, 2022, which was the date the Company filed a registration statement on Form S-8 registering shares under the Plan. The RSUs will vest in full on the first anniversary of the date of the closing of the Business Combination. In the event that a non-employee director’s services terminate due to the director’s resignation or decision not to stand for reelection as a member of the Board, (i) if, as of the date of such termination of service, the non-employee director has served as a member of the Board for at least three years during any period after December 7, 2021, all of the RSUs will fully vest as of the date of such termination of service or (ii) otherwise, a pro rata portion of the RSUs will vest based on the number of days from the grant date to the date of such termination of service. If a non-employee director’s services are terminated for any other reason, all unvested RSUs will be forfeited.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Approval of Related Party Transactions
Our board of directors has adopted a policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considered the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires the Company’s Audit Committee to take the following considerations into account, among other factors it deems appropriate:
•whether the transaction was undertaken in the ordinary course of business of the Company;
•whether the related party transaction was initiated by the Company or the related party;
•the availability of other sources of comparable products or services;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•the purpose of, and the potential benefits to the Company of, the related party transaction;
•the approximate dollar value of the amount involved in the related party transaction, particularly as it relates to the related party;
•the related party’s interest in the related party transaction; and
•any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction.
The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith. In addition, under our code of conduct and ethics, which have been adopted, our employees, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. Under our Related Party Transactions Policy, any related party transaction with AE Industrial Operating Partners, LLC, AE Industrial Partners, LP, Redwire Space, Inc., Edge Autonomy and/or any of their respective subsidiaries that is contemplated by the Amended and Restated Consulting Agreement, Teaming Agreement, Affiliate MOUs or otherwise contemplated by the disclosure in the Company’s proxy statement on Schedule 14A relating to the business combination are pre-approved by our Audit Committee. All of the transactions described above were entered into prior to the adoption of the Company’s written related party transactions policy, but all were approved by the applicable board of directors considering similar factors to those described above.
Related Party Transactions
Consulting Agreement
PCI and NuWave were parties to that certain Amended and Restated Consulting Agreement, dated December 21, 2020, with AE Industrial Operating Partners, LLC and AE Industrial Partners, LP

(collectively, the “AE Consultants”) (the “Amended and Restated Consulting Agreement”), pursuant to which the AE Consultants provided consulting and advisory services to the subsidiaries of BigBear in exchange for certain fees in respect of each fiscal year and in respect of certain extraordinary corporate events, such as refinancings, restructurings, equity or debt offerings, dividends, distributions, acquisitions and divestitures. The AE Consultants are affiliates of AE. The Amended and Restated Consulting Agreement was terminated in connection with closing of the Business Combination.
Commercial Arrangements with Affiliates
BigBear.ai is party to (A)(i) a Memorandum of Understanding, dated April 22, 2021, and (ii) a Confidential Disclosure Agreement, dated March 17, 2021, in each case with Redwire Space, Inc. (“Redwire”), and (B) a Memorandum of Understanding, dated April 22, 2021, with Edge Autonomy, whereby BigBear will develop AI/ML capabilities for Edge Autonomy's unmanned systems and components used in autonomous operations within the commercial and defense markets (together, the “Affiliate MOUs”). Edge Autonomy is an affiliate of AE. The terms of each such agreement reflect the results of an arm’s length negotiation between unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of May 6, 2022 for:
•each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of our Common Stock;
•each of our current officers and directors; and
•all of our current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of Common Stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. The beneficial ownership of our Common Stock is based on 126,263,451 shares of Common Stock issued and outstanding as of May 6, 2022.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares of Common Stock
AE Industrial Partners(1)	113,250,000	89.7%
GigAcquisitions4, LLC(2)(3)(5)	8,702,000	6.9%
Sean Battle(4)	—	—
Pamela Braden(4)	—	—
Dr. Louis R. Brothers(4)	—	—
Peter Cannito(4)	—	—
Dr. Raluca Dinu(2)(5)(6)(7)	8,730,333	6.9%
Jeffry R. Dyer(4)	—	—
Brian Frutchey(4)	—	—
Paul Fulchino(4)	—	—
Samuel J. Gordy(4)	—	—
Jeffrey Hart(4)	—	—
Dorothy D. Hayes(2)	12,000	*
Raanan I. Horowitz(2)	—	—
Dr. Avi S. Katz(2)(3)(6)(7)	8,730,333	6.9%
Joshua Kinley(4)	—	—
Kirk Konert(4)	—	—
All Directors and Executive Officers as a Group (15 individuals)	8,742,333	6.9%
* Indicates less than 1%
_________________
(1)    BBAI Ultimate Holdings, LLC and AE BBAI Aggregator, LP are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively, the “AE Partners Funds”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. Each of the entities and individuals named above disclaims beneficial ownership of the BigBear securities held of record by BBAI Ultimate Holdings, LLC, except to the extent of its pecuniary interest therein. The business address of each of the foregoing entities and persons is 2500 N. Military Trail, Suite 470, Boca Raton, Florida 33431.
(2)    The business address for this person is 1731 Embarcadero Road, Suite 200, Palo Alto, California.
(3)    Includes 8,702,000 shares held by GigAcquisitions4, LLC. The shares held by GigAcquisitions4, LLC are beneficially owned by Dr. Avi Katz, who is the manager of GigAcquisitions4, LLC and who has sole voting and dispositive power over the shares held by GigAcquisitions4, LLC.

(4)    The business address for this person is 6811 Benjamin Franklin Drive, Suite 200, Columbia, Maryland 21046.
(5)    Includes 8,702,000 shares held by GigAcquisitions4, LLC. Dr. Dinu is a member of GigFounders, LLC, which has a financial and voting interest in GigAcquisitions4, LLC as a member of GigAcquisitions4, LLC and that entitles this partnership to participate in any economic return of GigAcquisitions4, LLC in accordance with terms negotiated with the other holders of financial and voting interests in GigAcquisitions4, LLC. Accordingly, the shares of Common Stock held by GigAcquisitions4, LLC, subject to the interests of such other holders, are indirectly and beneficially owned by Dr. Dinu by virtue of her financial interest in GigFounders, LLC.
(6)    Includes shares of Common Stock underlying warrants that are exercisable within 60 days.
(7)    Includes 21,250 shares of Common Stock and 7,083 warrants for the purchase of shares of Common Stock (and the 7,083 shares of Common Stock into which these warrants are exercisable) that were distributed by GigAcquisitions4, LLC to this individual. Such shares and warrants were acquired by GigAcquisitions4, LLC in connection with the closing of our predecessor’s initial public offering in a private placement of units containing one share of Common Stock and one-third of a warrant.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s officers, directors, and persons who beneficially own more than 10% of the Company’s common stock, to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, the Company believes that during the fiscal year ended December 31, 2021 the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except that Sean Ricker did not include one transaction on a Form 4 within the two business day requirement relating to one transaction due to an administrative error and such late filing was effected on May 10, 2022.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by Grant Thornton LLP for the year ended December 31, 2021 are described below and under the heading “Audit Committee Report” beginning on page 43 of this proxy statement.

Fees and Services Rendered by Independent Registered Public Accounting Firms

The following table presents fees for professional services rendered by our independent registered public accounting firms for the fiscal years ended December 31, 2021 and 2020:

	Grant Thornton LLP		BPM LLP
	2021	2020	2021	2020
Audit Fees (1)	$1,633,050	$—	$188,005	$52,544
Audit-Related Fees (2)	367,500	—	—	—
Tax Fees	—	—	6,956	—
All Other Fees (3)	—	—	—	—
Total	$2,000,550	$—	$194,961	$52,544

Audit Fees. These fees include fees related to the audit of the Company's annual financial statements and review of the Company's quarterly financial statements for the year ended December 31, 2021, audits of the Company's annual financial statements for the periods ended December 31, 2020, 2019, and 2018 prepared in connection with the Business Combinations, as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, including registration statements and related consents.
Audit-Related Fees. Audit-related fees are for assurance and related services including, among others, consultation concerning financial accounting and reporting standards and the review of Regulation S-X 3-05 financial statements for certain businesses acquired by the Company.
In considering the nature of the services provided by the independent registered public accounting firms, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firms and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.
The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Grant Thornton LLP. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.
Ratification of the appointment of Grant Thornton LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Grant Thornton LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may replace Grant Thornton LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.
THE AUDIT COMMITTEE AND THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Change in Registrant’s Certifying Accountant
As disclosed in our Current Report on Form 8-K filed on December 13, 2021, BPM LLP (“BPM”), GigCapital4’s independent registered public accounting firm prior to the Business Combination, was informed on December 7, 2021 that it was dismissed as the Company’s independent registered public accounting firm. Effective December 7, 2021, the Company’s Board approved the engagement of Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2021. Grant Thornton previously served as the independent registered public accounting firm of BigBear.ai Holdings, LLC, NuWave Solutions, LLC, Open Solutions Group, LLC, and ProModel (a carve-out of ProModel Government Solutions, Inc.) prior to the Business Combination.
BPM’s report on GigCapital4’s financial statements as of December 31, 2020 and for the period from December 4, 2020 (inception) through December 31, 2020 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainties, audit scope, or accounting principles. During the period from December 4, 2020 (inception) through December 31, 2020 and the subsequent interim period through December 7, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act between the Company and BPM on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BPM, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.
During the period from December 4, 2020 (inception) through December 31, 2020, and the subsequent interim period through December 7, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).
During the period from December 4, 2020 (inception) through December 31, 2020 and the subsequent interim period through December 7, 2021, GigCapital4 did not consult with Grant Thornton regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of GigCapital4 or BigBear, and no written report or oral advice was provided to GigCapital4 by Grant Thornton that Grant Thornton concluded was an important factor considered by BigBear in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).
The Company has provided BPM with a copy of the foregoing disclosures and has requested that BPM furnish the Company with a letter addressed to the SEC, which is incorporated by reference in Exhibit 16.1 to the Current Report on Form 8-K filed on December 13, 2021, stating whether it agrees with such disclosures made by the Company set forth above, and, if not, stating the respects in which it does not agree.

AUDIT COMMITTEE REPORT

This report of the Audit Committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The principal purpose of the Audit Committee is to assist the board of directors in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent registered public accounting firm and approving the audit and non-audit services to be provided by the independent registered public accounting firm. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with generally accepted accounting principles. Grant Thornton LLP, our independent registered public accounting firm for 2021, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2021 with management and with Grant Thornton LLP. These audited financial statements are included in our Annual Report on Form 10-K for the year ended December 31, 2021.

The Audit Committee has also discussed with Grant Thornton LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

The Audit Committee also has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on the review and discussions described above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report for filing with the SEC.

Audit Committee:

Dorothy D. Hayes, Chair
Pamela Braden
Dr. Raluca Dinu

OTHER MATTERS
We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.bigbear.ai/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

COST OF PROXY SOLICITATION
The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

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PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote					The Board of Directors recommends you vote
FOR each of the director nominees below:					FOR Proposal 2.

1.	Election of Class I Directors				2.	To ratify the appointment of Grant Thornton LLP	For	Against	Abstain
	Nominees					as the Company’s independent registered public	☐	☐	☐
accounting firm for the year ending December 31,
		For All	Withhold All	For All Except		2022.
01)	Sean Battle	☐	☐	☐
02)	Paul Fulchino
03)	Dorothy D. Hayes
04)	Raanan I. Horowitz				NOTE: To transact other business as may properly come before the meeting or any adjournment or postponement thereof.
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the
nominee(s) on the line below.
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

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Signature__________________________ Signature, if held jointly______________________ Date___________2022.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Annual Report on Form 10-K and
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PROXY

BIGBEAR.AI HOLDINGS, INC.
ANNUAL MEETING OF SHAREHOLDERS
June 21, 2022 at 3:00 p.m. ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Peter Cannito and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGBEAR.AI HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 3:00 p.m. ET on June 21, 2022, at https://www.cstproxy.com/bigbearai/2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

Continued and to be signed on reverse side